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                                                                   EXHIBIT 99.12

                       AMENDMENT OF EMPLOYMENT AGREEMENT
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              AGREEMENT made as of April 27, 1995, between GROW GROUP, INC., a
    New York corporation (the "Company"), and Frank V. Esser (the "Employee").

              The Employee is employed by the Company pursuant to an employment agreement first executed effective July 1, 1989 (such agreement being
    hereinafter referred to as the "Current Agreement").   Capitalized terms
    used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Current Agreement.

              The parties desire to amend and clarify the Current Agreement in certain respects.

              NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

    1.   Clarification and Amendment of Termination Compensation.  The portion
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    of the Termination Compensation described in Section 9.03(c)(i)(B) of the
    Current Agreement which is calculated by reference to the average bonus paid to the Employee in respect of Company's fiscal years 1986, 1987 and 1988, shall instead be calculated based on the higher of (a) the average bonus paid to the Employee for the three fiscal years of the Company immediately preceding the fiscal year in which Change in Control occurs and (b) the average bonus paid to the Employee for the three fiscal years of the Company immediately preceding the fiscal year in which the Termination Date occurs.

    2.   Payout Period for Termination Compensation.  The Payout Period for
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    Termination Compensation described in Section 9.03 (c)(i)(B)(y) of the
    Current Agreement shall be three years instead of two years.

    3.   Status of Current Agreement.  Except as specifically amended hereby,
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    the terms and conditions of the Current Agreement shall remain in full force and effect.
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              IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                     GROW GROUP, INC.


                                     By  /s/ Grow Group, Inc.
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                                         /s/ Frank V. Esser
                                        ---------------------
                                           Employee

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